UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2026

CHARGING ROBOTICS INC.

(Name of Registrant as specified in its charter)

Delaware	001-42936	20-2274999
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

20 Raul Wallenberg Street
Tel Aviv, Israel	6971916
(Address of Principal Executive Offices)	(Zip Code)

(+972) 54 642-0352

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, the Board of Directors (the “Board”) of Charging Robotics Inc. (the “Company”) appointed Mr. Amir Nardimon and Mr. Itay Meroz to the Board, effective immediately.

Amir Nardimon has served as the Founder and Chief Executive Officer of Deliverz.ai Ltd., an AI-driven autonomous logistics platform focused on healthcare environments, since January 2017, including after his acquisition by Gix Internet Ltd. (TASE: GIX) in 2025. In that role, he has led the company from inception through commercial deployment, overseeing the integration of robotics, workflow orchestration, and real-time operational intelligence in live hospital settings. Mr. Nardimon has managed all aspects of the business of Deliverz.ai, including product strategy, engineering, go-to-market execution, investor relations, and regulatory compliance. Prior to founding deliverz.ai, Mr. Nardimon previously served as Director of Software Engineering at Cadence Design Systems from April 2016 to December 2018, where he led global research and development operations comprising approximately 40 engineers across Israel, India, and the United States. Before that, he served as Compiler Group Manager at Rocketick Technologies, a venture-backed deep-tech company backed by NVIDIA, Intel, and Magnum VC, from July 2011 until its acquisition by Cadence Design Systems in April 2016. Earlier in his career, Mr. Nardimon was an Embedded Software Engineer at Intel Corporation from May 2005 to July 2011, where he developed software for wireless communication systems and received multiple performance awards. Mr. Nardimon holds a Bachelor of Science in Computer Science from Reichman University (IDC Herzliya) in Israel.

Itay Meroz has served as a director of Formula Systems (1985) Ltd. (Nasdaq, TASE: FORTY) since 2024. Mr. Meroz is an experienced executive manager and financial expert with a demonstrated history of leading publicly traded and private technology companies. He previously served as the CEO of Skyter Technologies and spent nearly a decade as the CEO of WhiteSmoke Software, where he led a successful IPO and drove substantial revenue growth. Skilled in strategic planning, M&A, and capital raising, he also brings deep financial expertise from his tenure as a CFO and his background as an American Certified Public Accountant. He holds a B.A. in Business and Accounting from College of Management and was a certified public accountant (CPA).

Each of Mr. Nardimon and Mr. Meroz will receive the same compensation as the other non-executive members of the Board. The Company’s directors’ compensation program is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Company also expects each of Mr. Nardimon and Mr. Meroz to enter into the Company’s standard indemnity agreement for directors and officers. There is no arrangement or understanding between each of Mr. Nardimon and Mr. Meroz and any other persons pursuant to which each of Mr. Nardimon and Mr. Meroz was elected as a director. In addition, each of Mr. Nardimon and Mr. Meroz is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, on March 30, 2026, each of Mr. Amitay Weiss and Ms. Kineret Tzedef each tendered their resignation from the Company’s Board for personal reasons, effective immediately. The resignations of Mr. Weiss and Ms. Tzedef from the Board were not the result of any disagreement with the Company, the Board or the Company’s management on any matter relating to the Company’s operations, policies, practices or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charging Robotics Inc.

By:	/s/ Yakov Baranes
Name:	Yakov Baranes
Title:	Chief Executive Officer

Date: March 30, 2026

2